SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):                    November 26, 2002

Bay Banks of Virginia, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	0-22955 (Commission File Number)	54-1838100 (I.R.S. Employer Identification No.)

100 South Main Street
Post Office Box 1869
Kilmarnock, Virginia 22482
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:        (804) 435-1171

Item 5. Bay Banks of Virginia declares Fourth Quarter Dividend

The Board of Directors of Bay Banks of Virginia, Inc., holding company for Bank of Lancaster and Bay Trust Company, declared a fourth quarterly cash dividend of 14 cents per share, an increase of 16.7% over the prior year’s dividend. This dividend will be paid on December 16, 2002 to Stockholders of record December 2, 2002.

Item 7. Financial Statements and Exhibits.

(a)        Not applicable

(b)        Not applicable

(c)        Exhibits

99.1 Press	Release of Bay Banks of Virginia, Inc. dated November 26, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bay Banks of Virginia, Incorporated

By:    /s/ Austin L. Roberts
Austin L. Roberts, III
President and Chief Executive Officer

December 4, 2002

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